UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2008

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1525 Pointer Ridge Place
	Bowie, Maryland	20716
	(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2008, Old Line Bancshares, Inc. entered into an Agreement Of Purchase and Sale of Membership Interests (“Agreement of Purchase”) with Chesapeake Custom Homes, L.L.C. (“Chesapeake”) to purchase Chesapeake’s 12.5% membership interest in Pointer Ridge Office Investment, LLC (Pointer Ridge) for a total purchase price of $205,000.  In consideration of this payment, Chesapeake sold, assigned, transferred and conveyed all of its rights, title and interest in Pointer Ridge to Old Line Bancshares, Inc.  As a result of this purchase, Old Line Bancshares, Inc.’s ownership interest in Pointer Ridge increased to 62.5%.  Frank Lucente, a director of Old Line Bancshares and its wholly-owned subsidiary, Old Line Bank, is the President and a 52% stockholder of Lucente Enterprises, Inc.  Lucente Enterprises, Inc. is the manager and a majority member of Chesapeake Custom Homes, LLC.  Lucente Enterprises, Inc. will retain its 12.5% membership interest in Pointer Ridge.  Non-affiliated parties hold the remaining 25% membership interest.  The effective date of the purchase was November 1, 2008.

On November 17, 2008, Old Line Bancshares, Inc. also entered into a Third Amendment To Operating Agreement For Pointer Ridge Office Investment, LLC (“Third Amendment”) with J. Webb, Inc., Michael M. Webb Revocable Trust, and Lucente Enterprises, Inc. to amend Pointer Ridge’s Operating Agreement dated July 22, 2004 and amendments dated November 2, 2005 and July 20, 2006 to acknowledge and confirm the membership of Pointer Ridge and change the Manager of Pointer Ridge to Lucente Enterprises, Inc.  The effective date of the Third Amendment was November 1, 2008.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

10.42	Agreement Of Purchase And Sale Of Membership Interests by and between Chesapeake Custom Homes, L.L.C. and Old Line Bancshares, Inc. dated as of November 1, 2008.
10.43
Third Amendment To Operating Agreement For Pointer Ridge Office Investment, LLC by and between Old Line Bancshares, Inc. J. Webb, Inc., Michael M. Webb Revocable Trust, and Lucente Enterprises, Inc. dated as of November 1, 2008.

10.44	Assignment of Membership Interest by and between Chesapeake Custom Homes, L.L.C. and Old Line Bancshares, Inc. dated as of November 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: November 17, 2008	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer